UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2009

NEWS OF CHINA INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52276	98-0471083
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1855 Talleyrand, Suite 203A, Brossard, Quebec, Canada, J4W 2Y9
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (450) 443-1153

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On June 22, 2009, we entered into a subscription agreement with a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) for the sale of 10,000,000 shares of our common stock at a purchase price of $0.005 per share for gross proceeds of $50,000.

Item 3.02 Unregistered Sales of Equity Securities

On June 22, 2009 we sold 10,000,000 shares of our common stock, at a purchase price of $0.005 per share for gross proceeds of $50,000, pursuant to a subscription agreement that we entered into with a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933). The offer and sale of these shares occurred outside of the United States.

We issued these shares to a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction. In issuing these shares, we relied on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

10.1	Form of Private Placement Subscription Agreement between Chenling Shi and our company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS OF CHINA INC.

By: /s/ Chenxi Shi
Chenxi Shi
President, Treasurer and Director

Date: June 22, 2009